SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  May 30, 2008

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry Into A Material Definitive Agreement

On May 30, 2008, Perma-Fix Treatment Services, Inc., an Oklahoma corporation (“PFTS”), a wholly owned subsidiary of Perma-Fix Environmental Services, Inc. (“PESI” or the “Company”), sold substantially all of its assets to A Clean Environmental Company, Inc. (“ACE”), pursuant to the terms of an Asset Purchase Agreement, dated May 14, 2008 as amended by a First Amendment dated May 30, 2008. In consideration for such assets, ACE paid approximately $1,468,000 in cash at closing (purchase price of $1,503,000 less certain closing/settlement costs) and assumed certain liabilities of PFTS. The cash consideration is subject to certain working capital adjustments during 2008.

The sale of substantially all of the assets of PFTS represents PESI’s third transaction in connection with its plan to divest all or a large part of the Company’s Industrial Segment. As previously disclosed, the Company sold substantially all of the assets of Perma-Fix of Dayton, Inc. (“PFD”) on March 14, 2008 to OGM, Ltd (“OGM”), and of Perma-Fix of Maryland, Inc. (“PFMD”) on January 8, 2008 to Triumvirate Environmental, Inc. (“TEI”). PFD and PFM were also members of the Company’s Industrial Segment. The sales of the PFD assets and PFMD assets are reported in the Company’s Current Reports on Form 8-K, dated March 20, 2008 and January 14, 2008, respectively.

Section 2 - Financial Information

Item 2.01 - Completion of Acquisition or Disposition of Assets

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.01 by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(b)	Pro forma financial information

The Company has prepared unaudited pro forma financial information to present the impact of the following recently completed sales transactions:

•
Sale of substantially all of the assets of the Company’s wholly owned subsidiary, Perma-Fix Treatment Services, Inc., to ACE on May 30, 2008, for a sale price of approximately $1,503,000 cash plus or minus a working capital adjustment and assumption of certain liabilities of PFTS.

•
Sale of substantially all of the assets of the Company’s wholly owned subsidiary, Perma-Fix of Dayton, Inc. As previously disclosed, this sale was made to OGM, Ltd. on March 14, 2008, for a sales price of approximately $2,143,000 cash plus or minus a working capital adjustment and assumption of certain liabilities of PFD.

•
Sale of substantially all of the assets of the Company’s wholly owned subsidiary, Perma-Fix of Maryland, Inc. As previously disclosed, this sale was made to a wholly owned subsidiary of Triumvirate Environmental, Inc. on January 8, 2008, for a sales price of $3,825,000 cash plus or minus a working capital adjustment and assumption of certain liabilities of PFMD.

These unaudited pro forma financial statements should be read in conjunction with the Company’s historical consolidated financial statements and the related notes that are included in its Annual Report on Form 10-K/A for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2008.

(d)	Exhibits.

Exhibit	Description

2.1
Asset Purchase Agreement, dated May 14, 2008, by and between Perma-Fix Environmental Services, Inc., Perma-Fix Treatment Services, Inc. and A Clean Environmental Company, Inc., as incorporated by reference from Exhibit 99.1 to the Company’s Form 8-K dated May 14, 2008. The Asset Purchase Agreement identifies certain schedules and exhibits, which were not filed with the Asset Purchase Agreement. The Registrant will furnish a copy of the omitted schedules and exhibits to the Commission upon request.

2.2
First Amendment dated May 30, 2008 to Asset Purchase Agreement dated May 14, 2008, by and among Perma-Fix Environmental Services, Inc., Perma-Fix Treatment Services, Inc., and A Clean Environmental Company, Inc. The Registrant will furnish a copy of the omitted schedule to the Commission upon request.

99.1	Press Release, dated June 3, 2008 announcing the sale of substantially all of the assets of Perma-Fix of Treatment Services, Inc.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2008

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:  /s/ Steven T. Baughman

Steven T. Baughman
Vice President and Chief Financial Officer